EXHIBIT 10.20
JUNIPER NETWORKS, INC.
2006 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.
Name:
     You have been granted                      Restricted Stock Units. Each such Unit is equivalent to one Share of Common Stock of the Company for purposes of determining the number of Shares subject to this award. None of the Restricted Stock Units will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied.

Additional terms of this grant are as follows:
Date of Grant

Vesting Schedule:	[Insert Vesting Schedule]
     You acknowledge and agree that this agreement and the vesting schedule set forth herein does not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with your right or the Company’s right to terminate your relationship as a Service Provider at any time, with or without cause.
     You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award.
     By your acknowledgement and acceptance of the terms of this Notice of Grant prior to the Expiration Date, you agree that this Notice of Grant, the form of Restricted Stock Unit Agreement and the 2006 Equity Incentive Plan constitute your entire agreement with respect to this Award and may not be modified adversely to your interest except by means of a writing agreed by the Company and you.

JUNIPER NETWORKS, INC.
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
1. Grant. The Company hereby grants to the Employee an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions in this Agreement and the Company’s 2006 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement.
2. Company’s Obligation. Each RSU represents the right to receive a Share on the vesting date. Unless and until the RSUs vest, the Employee will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3. Vesting Schedule. Subject to paragraph 4, to Plan Sections 16 and 17 and to any other relevant Plan provisions, the RSUs awarded by this Agreement will vest in the Employee according to the vesting schedule specified in the Notice of Grant.
4. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Employee terminates service as a Service Provider for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company.
5. Payment after Vesting. Any RSUs that vest in accordance with paragraph 3 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares, provided that to the extent determined appropriate by the Company, any national, state and local withholding of taxes and/or social security contributions with respect to such RSUs, if applicable, will be paid by the Employee. The tax and/or social security contributions payment shall generally be made through the Employee’s brokerage account designated by the Company. The Employee may choose to cover the tax and/or social security contributions payment through (i) cash on deposit at the broker, or (ii) by electing to have the broker sell vested shares to cover taxes, social security contributions and related fees. However, should the Employee’s account have insufficient funds, the Employee will be deemed to have elected to have the broker sell vested shares to cover taxes, social security contributions and related fees. The Employee acknowledges and agrees that the amount of withholding taxes, social security contributions and related fees to be satisfied by selling vested shares be in excess, the Company will refund the excess amount to him or her within a reasonable period without any interest.
     6. Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the administrator or executor of the Employee’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
     7. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any

Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee or Employee’s broker.
     8. No Effect on Employment. The Employee’s employment with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Employee’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Employee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause or notice.
     9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 1194 North Mathilda Avenue Sunnyvale, California, 94089 Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.
     10. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
     11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
     13. Plan Governs. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.
     14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Employee, the Company and all other interested persons. Neither the Administrator nor any member of the Company will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

     15. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
     16. Amendment, Suspension or Termination of the Plan. By accepting this RSU, the Employee expressly warrants that he or she has received a right to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.
     17. Notice of Governing Law. This grant of RSUs shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.
     18. Withholding. Regardless of any action the Company or its affiliates takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is, and remains, the Employee’s responsibility and that the Company and/or its affiliates (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including the grant of the RSU, the vesting of the RSU, the subsequent sale of Shares acquired pursuant to the RSU and the receipt of any dividends, if any; and (2) do not commit to structure the terms of the RSU or any aspect of the RSU to reduce or eliminate the Employee’s liability for Tax-Related Items.
     Prior to the vesting of RSUs, the Employee agrees to pay or make adequate arrangements satisfactory to the Company and/or its affiliates to satisfy all withholding obligations of the Company and/or its affiliates. In this regard, the Employee authorizes the Company and/or its affiliates to withhold all applicable Tax-Related Items legally payable by the Employee from his or her wages, within legal limits, or other cash compensation paid by the Company and/or its affiliates or from proceeds of the sale of the Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that the Employee acquire to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. The Employee acknowledges and agrees that should the amount of withholding for the Tax-Related Items to be satisfied by reducing the number of shares deliverable or by withholding from his or her sale’s proceeds be in excess, the Company and/or his or her employer will refund the excess amount to him or her within a reasonable period and without any interest. Finally, the Employee shall pay to the Company and/or its affiliates any amount of Tax-Related Items that may be required to withhold as a result of participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if fail to comply with obligations in connection with the Tax-Related Items as described in this section.
     19. Nature of the Grant. In accepting the grant, Employee acknowledges that:
          a. the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this letter;
          b. the grant of the RSU is voluntary and occasional and does not create any contractual or other right to receive future RSU grants, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

          c. all decisions with respect to future RSUs, if any, will be at the sole discretion of the Company;
          d. participation in the Plan shall not create a right to further employment with the Employee’s employer and shall not interfere with the ability of the Employee’s employer to terminate the Employee’s employment relationship at any time with or without cause;
          e. the Employee is voluntarily participating in the Plan;
          f. the RSU is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to the Employee’s employer, and which is outside the scope of the Employee’s employment contract, if any;
          g. the RSU is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service RSUs, pension or retirement benefits or similar payments;
          h. in the event that the Employee’s not an employee of the Company, the RSU will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the RSU will not be interpreted to form an employment contract with any subsidiary or affiliate of the Company;
          i. the future value of the underlying Shares is unknown and cannot be predicted with certainty;
          j. in consideration of the grant of the RSU, no claim or entitlement to compensation or damages shall arise from termination of the RSU or diminution in value of the RSU or the Shares acquired through the RSU which results from termination of your employment by the Company or its affiliates (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company or its affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the RSU, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and
          k. notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of the Employee’s employment (whether or not in breach of local labor laws), the Employee’s right to receive RSUs and vest in RSUs under the Plan, if any, will terminate effective as of the date that the Employee is no longer actively employed; furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), the Employee’s right to receive Shares pursuant to the RSUs or to exercise the Options after termination of employment, if any, will be measured by the date of termination of the Employee’s active employment.
      20. Data Privacy.
          By accepting the RSU the Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this document by and among, as applicable, the Employee’s employer and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing participation in the Plan.

          The Employee understands that the Company and the Employee’s employer hold certain personal information about the Employee, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all Options or any other entitlement to Shares of stock Awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Employee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan that these recipients may be located in the Employee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Employee’s country. The Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. The Employee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Employee may elect to deposit any Shares of stock acquired through the RSU. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost, by contacting in writing the local human resources representative. The Employee understands, however, that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Employee understands that the Employee may contact the local human resources representative.
By your signature and the signature of the Company’s representative below (or by electronic acknowledgment and acceptance of this Agreement), you and the Company agree that this Grant is approved under and governed by the terms and conditions of the Plan and this Agreement. Employee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Employee further agrees to notify the Company upon any change in the residence address indicated below.

EMPLOYEE:	JUNIPER NETWORKS, INC.

Signature	By

Print Name	Title

Residence Address